Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (this “Amendment”) dated as of October 3, 2017 (the “Effective Date”) is among Lilis Energy, Inc. (the “Borrower”), certain subsidiaries of the Borrower party hereto (each, a “Guarantor” and collectively, the “Guarantors”), Wilmington Trust, National Association, as administrative agent (the “Administrative Agent”), Värde Partners, Inc., (“Värde”) in its capacity as the Lead Lender (as defined in the Credit Agreement (as defined below)) and the other Lenders (as defined below) party hereto.

INTRODUCTION

Whereas, the Borrower, the Guarantors, the Administrative Agent, Värde as the Lead Lender (as defined therein) and the other lenders party thereto from time to time (the “Lenders”) are parties to that certain Credit Agreement dated as of April 26, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Whereas, in order to request Delayed Draw Term Loans, Section 2.03(b) of the Credit Agreement requires that the Borrower deliver in writing to the Administrative Agent a duly completed Borrowing Request (the “Delayed Draw Term Loan Borrowing Request”), not later than 12:00 noon, New York City time, ten (10) Business Days prior to the proposed date of such Delayed Term Loan Draw (as defined in the Credit Agreement) (or such shorter period as agreed to by the Lead Lender in its sole discretion, but in any event not later than 12:00 noon, New York City time, one Business Day prior to the proposed date of such Delayed Term Loan Draw).

Whereas, subject to the terms and conditions set forth herein, the Lead Lender wishes to provide its consent to the delivery of the Delayed Draw Term Loan Borrowing Request in the form delivered by the Borrower on September 22, 2017 for purposes of the Delayed Draw Term Loan Draw (the “KEW Delayed Draw”) to be consummated on October 3, 2017 (or such later date as the Lead Lender may permit in its sole discretion) (the “Borrowing Request Deadline”) rather than by at least ten (10) Business Days prior to the proposed date of the KEW Delayed Draw in accordance with Section 2.03(b) of the Credit Agreement, and in the form required by Section 4.02(a) of the Credit Agreement, and to the waiver of certain conditions precedent required by Section 4.02 in connection with the KEW Delayed Draw.

Whereas, the Borrower has requested that Administrative Agent and the Lenders amend the Credit Agreement in certain respects as set forth herein, and the Administrative Agent and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.          Defined Terms; Other Definitional Provisions. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 2.          Consent and Waiver of Conditions Precedent.

(a)       Subject to the terms and conditions of this Amendment, the Lead Lender hereby consents to (i) the delivery of the Delayed Draw Term Loan Borrowing Request for the KEW Delayed Draw (the “KEW Borrowing Request”) on or prior to the Borrowing Request Deadline rather than by at least ten (10) Business Days prior to proposed date of the KEW Delayed Draw in accordance with Section 2.03(b) of the Credit Agreement, (ii) the waiver of the conditions and requirements set forth in Section 2.03(b) and Section 4.02(a) to the extent that the KEW Borrowing Request does not comply with the requirements thereof, and (iii) the waiver of the condition set forth in Section 4.02(e) of the Credit Agreement in connection with the KEW Delayed Draw (the consents and waivers set forth in this Section 2(a), collectively, the “Consent and Condition Precedent Waiver”).

(b)       The Consent and Condition Precedent Waiver is limited to the extent expressly described herein and shall not be construed to be a consent to or a waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents except to the extent expressly described herein.

Section 3.         Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 below, and in reliance on the representations and warranties contained in Section 4 below, the Credit Agreement is hereby amended as follows:

(a)          Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Alternate Approved Acquisition” shall have the meaning set forth in Section 2.07(e).

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, the Lead Lender, the other Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means October 3, 2017.

“Initial KEW Acquisition” means the Acquisitions contemplated by the KEW Acquisition Agreement to occur on the “Initial Closing Date” (as defined in the KEW Acquisition Agreement).

“KEW Acquisitions” means the Acquisitions contemplated by the KEW Acquisition Agreement as in effect on the Amendment No. 1 Effective Date, after giving effect to any modifications, amendments, consents or waivers that, in the good faith determination of the Borrower, do not constitute a material modification, amendment, consent or waiver of the terms and conditions of the KEW Acquisition Agreement as in effect on the Amendment No. 1 Effective Date.

“KEW Acquisition Agreement” means that certain Lease Acquisition Agreement, dated as of October 3, 2017, by and among the Borrower and KEW Drilling.

“KEW Acquisition Prepayment Event” shall have the meaning set forth in Section 2.07(e).

“KEW Acquisition Prepayment Premium” means if the KEW Acquisition Prepayment Event occurs during the Specified KEW Acquisition Period, a percentage such that the prepayment premium equals a 20% annualized rate multiplied by the amount of Delayed Draw Term Loans (if any) required to be repaid pursuant to Section 2.07(e).

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“Specified KEW Acquisition Period” means the period beginning on the Amendment No. 1 Effective Date and ending on the date scheduled for the “Subsequent Closing Date” as set forth in Section 12.4 of the KEW Acquisition Agreement as in effect on the Amendment No. 1 Effective Date, as such date may be extended by the parties to the KEW Acquisition Agreement; provided that such date shall in no event be extended to a date that is later than January 10, 2018 unless the prior written consent of the Lead Lender is obtained.

(b)          Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as set forth below:

“Loan Documents” means this Agreement, Amendment No. 1, any promissory notes executed in connection herewith, the Security Documents, the Pre-Approved Acquisition Letter, any Approved Intercreditor Agreement, the Fee Letter, the Registration Rights Agreement and any other agreements executed by any Credit Party in connection with this Agreement and designated as a Loan Document therein.

“Pre-Approved Acquisition Letter” means that certain letter agreement, dated as of October 3, 2017, from Borrower and acknowledged by the Administrative Agent and the Lead Lender.

(c)          Section 2.02(b) of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

(b)          On the terms and subject to the conditions set forth herein, Lenders severally agree to make term loans to the Borrower, during the Delayed Draw Term Loan Funding Period, in multiple draws (each a “Delayed Term Loan Draw”) up to an aggregate principal amount of $45,000,000 (collectively, the “Delayed Draw Term Loans”). Each Lender’s obligation to fund a Delayed Term Loan Draw shall be limited to such Lender’s Delayed Draw Term Loan Commitment Percentage of such Delayed Term Loan Draw requested by the Borrower hereunder. No Lender shall have any obligation to fund any portion of the Delayed Draw Term Loans unless the proceeds of such Delayed Draw Term Loan are used for a Pre-Approved Acquisition or such other uses as are satisfactory to the Lenders providing such Delayed Draw Term Loan, in their sole discretion. The Delayed Draw Term Loan Commitment shall terminate at the end of the Delayed Draw Term Loan Funding Period, if not earlier pursuant to the terms of this Agreement. The Borrower shall not have any right to reborrow any portion of the Delayed Draw Term Loans which is repaid or prepaid from time to time; provided that in the event of any mandatory prepayment of the Delayed Draw Term Loans in part or in full after the occurrence of a KEW Acquisition Prepayment Event pursuant to Section 2.07(e), then the Borrower shall have the right to reborrow the full principal amount of Delayed Draw Term Loans mandatorily prepaid in accordance with Section 2.07(e). Delayed Term Loan Draws shall be made pursuant to a Borrowing Request to be delivered to the Administrative Agent pursuant to Section 2.03. Each such request for a Delayed Term Loan Draw shall be in a minimum amount of the lesser or (x) $5,000,000, and, if greater, in integral multiples of $1,000,000 thereon, and (y) the amount of the remaining Delayed Term Loan Draw Commitment as of such date.

(d)          Section 2.07 of the Credit Agreement is hereby amended by adding a new clause (e) immediately after clause (d) as set forth below:

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(e)          Unless the Majority Lenders shall agree in writing that no prepayment of the Delayed Draw Term Loans is required pursuant to this Section 2.07, if the Borrower does not consummate the KEW Acquisitions or other Acquisitions acceptable to the Lead Lender in its sole discretion (as confirmed by the Lead Lender in writing) (each, an “Alternate Approved Acquisition”) within the Specified KEW Acquisition Period (such event, a “KEW Acquisition Prepayment Event”), then, not later than two (2) Business Days after such KEW Acquisition Prepayment Event, the Borrower shall provide written notice to the Administrative Agent in accordance with Section 2.07(c) and, subject to Section 2.07(d), repay the amount (if any) of any Delayed Draw Term Loans that have not been applied to the consummation of any KEW Acquisition or Alternate Approved Acquisition as of such date plus (i) all accrued and unpaid interest thereon and (ii) the applicable KEW Acquisition Prepayment Premium (as calculated by the Majority Lenders which, absent manifest error, shall be deemed conclusive).

(e)          Section 2.09(a) of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

(a)          Whether voluntary or mandatory, and with respect to each repayment or prepayment of Loans under Section 2.06 or 2.07 (other than any mandatory prepayment made pursuant to Section 2.07(e)) or any acceleration of the Loans and other Obligations pursuant to Article VIII (including for the avoidance of doubt, as a result of clauses (g), (h) or (i) of Article VIII), the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, with respect to the amount of the Loans repaid, prepaid or accelerated, in each case, concurrently with such repayment or prepayment, a premium equal to the Make-Whole Amount (determined by the Borrower and approved by the Lead Lender as if the Loans were repaid at the time of such acceleration at the option of the Borrower pursuant to Section 2.06) shall become immediately due and payable, and Borrower will pay such premium, as compensation to the Lenders for the loss of their investment opportunity and not as a penalty, whether or not a Bankruptcy Event has commenced, and (if a Bankruptcy Event has commenced) without regard to whether such Bankruptcy Event is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Loans and other Obligations are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means. Without limiting the foregoing, any redemption, prepayment, repayment, or payment of the Obligations in or in connection with a Bankruptcy Event shall constitute an optional prepayment thereof under the terms of Section 2.05 and require the immediate payment of the Make-Whole Amount.

(f)          Section 11.02 of the Credit Agreement is hereby amended by adding a new sentence at the end of such Section 11.02 as set forth below:

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Delayed Draw Term Loans (other than any Delayed Draw Term Loans which have been re-borrowed following a mandatory prepayment made pursuant to Section 2.07(e) after the occurrence of a KEW Acquisition Prepayment Event) shall not be convertible at the option of the Lenders during the Specified KEW Acquisition Period prior to the consummation of the KEW Acquisitions or Alternate Approved Acquisitions (it being understood and agreed that following the Specified KEW Acquisition Period, the Delayed Draw Term Loans shall be convertible at the option of the Lenders).

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Section 4.          Representations and Warranties. Each Credit Party hereby represents and warrants that: (a) after giving effect to this Amendment, the representations and warranties contained in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as of such earlier date; (b) after giving effect to this Amendment, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate or limited liability company power and authority of such Credit Party and have been duly authorized by appropriate corporate or limited liability company action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; and (f) the Liens under the Loan Documents are valid and subsisting and secure the Credit Parties’ obligations under such Loan Documents.

Section 5.          Conditions to Effectiveness. This Amendment shall become effective on the Effective Date and enforceable against the parties hereto upon the satisfaction of the following conditions precedent:

(a)          the Administrative Agent and the Lead Lender shall have received this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent, the Lenders party hereto (which constitute all Lenders party to the Credit Agreement) and the Lead Lender;

(b)          the Borrower shall have paid on or about the Effective Date all costs and expenses which are payable pursuant to Section 10.03 of the Credit Agreement and which have been invoiced no later than one Business Days prior to the date hereof; and

(c)          the Administrative Agent and the Lead Lender shall have received a copy of the KEW Acquisition Agreement duly executed by the Borrower and KEW Drilling along with all schedules, exhibits and material documents ancillary thereto.

Section 6.          Covenants of the Credit Parties; Acknowledgements of Lenders.

(a)          The proceeds of the KEW Delayed Draw shall, at all times prior to the consummation of the KEW Acquisitions or any Alternate Approved Acquisition, be held in an account of the Borrower subject to a Control Agreement in accordance with the terms set forth in Section 5.16 of the Credit Agreement until such time as such proceeds are used to consummate the KEW Acquisitions or such Alternate Approved Acquisition or as otherwise set forth in this clause (a). The proceeds of the KEW Delayed Draw shall be used first, upon the consummation of the Initial KEW Acquisition, any other KEW Acquisition or any Alternate Approved Acquisition, for the payment of the purchase price of, and costs and expenses associated with, such Initial KEW Acquisition, any other KEW Acquisition or Alternate Approved Acquisition until such amounts are paid in full, and second, at any time upon or after the consummation of the Initial KEW Acquisition, any other KEW Acquisition or any Alternate Approved Acquisition, subject to the written consent of the Lead Lender for each of the following uses of proceeds, to finance the working capital needs of the Borrower, including capital expenditures, and for general corporate purposes of the Borrower and the Guarantors, including the exploration, acquisition and development of Oil and Gas Property. In accordance with Sections 2.02(b) and Section 5.09 of the Credit Agreement, each Lender hereby acknowledges and agrees that the use of the proceeds of the KEW Delayed Draw set forth in the preceding sentence is satisfactory to it and, subject to the terms and conditions thereof, consents to such use of proceeds.

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(b)          Prior to the consummation of any KEW Acquisition or any Alternate Approved Acquisition (or a later date acceptable to the Lead Lender in its sole discretion), the Borrower shall deliver to the Lead Lender title information in form and substance reasonably acceptable to the Lead Lender with respect to any Oil and Gas Properties to be acquired pursuant to such KEW Acquisition or such Alternate Approved Acquisition as the Lead Lender shall deem reasonably necessary or appropriate to verify the title of the Credit Parties to not less than 70% of the PV9 of the Oil and Gas Properties to be acquired pursuant to such KEW Acquisition or such Alternate Approved Acquisition.

(c)          Within 60 days of the consummation of any KEW Acquisition or any Alternate Approved Acquisition (or a later date acceptable to the Lead Lender in its sole discretion), the Borrower shall deliver to the Lead Lender title information in form and substance reasonably acceptable to the Lead Lender with respect to any Oil and Gas Properties acquired pursuant to such KEW Acquisition or such Alternate Approved Acquisition as the Lead Lender shall deem reasonably necessary or appropriate to verify the title of the Credit Parties to not less than 90% of the PV9 of the Oil and Gas Properties acquired pursuant to such KEW Acquisition or such Alternate Approved Acquisition.

Section 7.          Acknowledgments and Agreements.

(a)          Each Credit Party acknowledges that on the date hereof, all outstanding Obligations are payable in accordance with their terms and each Credit Party waives any defense, offset, counterclaim or recoupment, in each case existing on the date hereof, with respect to such Obligations. Each Credit Party does hereby adopt, ratify, and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement is and remains in full force and effect, and each Credit Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement are not impaired in any respect by this Amendment.

(b)          This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 8.          Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Credit Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.

Section 9.          Reaffirmation of Liens. Each Credit Party (a) is party to certain Security Documents securing and supporting the Obligations under the Loan Documents, (b) represents and warrants that it has no defenses to the enforcement of the Security Documents and that according to their terms the Security Documents will continue in full force and effect to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and (c) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting and create an acceptable security interest in the collateral to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified.

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Section 10.        Counterparts. This Amendment may be signed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 11.        Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 12.         Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

Section 13.         Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. Section 10.09 of the Credit Agreement is hereby incorporated by reference herein mutatis mutandis.

Section 14.        Instruction to Administrative Agent. The Lenders hereby (i) authorize and instruct the Administrative Agent to execute and deliver this Amendment and the Pre-Approved Acquisition Letter (as defined in the Credit Agreement after giving effect to the Amendment); and (ii) acknowledge and agree that the instruction set forth in this Section 14 constitutes an instruction from the Lenders under the Loan Documents, including Section 9.03 and Section 9.04 of the Credit Agreement.

Section 15.         RELEASE. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Credit Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 15 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled. Each Credit Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Loan Parties pursuant to this Section 15. In entering into this Amendment, each Credit Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 15 shall survive the termination of this Amendment, the Credit Agreement and the other Loan Documents and payment in full of the Obligations.

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Section 16.         Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The remainder of this page has been left blank intentionally.]

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EXECUTED to be effective as of the date first above written.

BORROWER:

LILIS ENERGY, INC.

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

GUARANTORS:

BRUSHY RESOURCES, INC.
HURRICANE RESOURCES LLC
LILIS OPERATING COMPANY, LLC
IMPETRO OPERATING, LLC
IMPETRO RESOURCES, LLC

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to Credit Agreement

ADMINISTRATIVE AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Joshua G. James
Name:	Joshua G. James
Title:	Vice President

LEAD LENDER:

VÄrde Partners, Inc.

By:	/s/ Markus Specks
Name:	Markus Specks
Title:	Managing Director

Signature Page to Amendment No. 1 to Credit Agreement

SEVERALLY AND NOT JOINTLY FOR EACH ENTITY LISTED BELOW:

By:	/s/ Markus Specks
Name:	Markus Specks
Title:	Managing Director

The Värde Fund VI-A, L.P.
By Värde Investment Partners G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

Värde INVESTMENT PARTNERS, L.P.
By Värde Investment Partners G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

THE Värde FUND XI (MASTER), L.P.
By Värde Fund XI G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

Värde investment partners (offshore) master, L.p.
By Värde Investment Partners G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

THE VÄRDE SKYWAY Master fund, L.P.
By The Värde Skyway Fund G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

THE VÄRDE FUND XII (mASTER), L.P.
By The Värde Fund XII G.P., L.P., Its General Partner
By: The Värde Fund XII UGP, LLC, its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

Signature Page to Amendment No. 1 to Credit Agreement